Exhibit 99.1

CONTACT: Todd Pozefsky (203) 458-5807

WHITE MOUNTAINS REPORTS FOURTH QUARTER RESULTS

HAMILTON, Bermuda (February 7, 2018) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $931 and adjusted book value per share of $915 as of December 31, 2017. Book value per share increased 1% and 19% for the fourth quarter and year ended December 31, 2017, including dividends, and adjusted book value per share increased 1% and 16% for the fourth quarter and year ended December 31, 2017, including dividends.

Manning Rountree, CEO, commented, “ABVPS grew 1% for the quarter and 16% for the year. Satisfying results. BAM finished the year with strong volume and good pricing in the 4th quarter. Uncertainty over tax reform pulled forward issuance volume into the quarter, and we expect a slower start to 2018 for BAM as a result. In December, BAM made its first cash payment of principal and interest on its surplus notes. MediaAlpha took a big step forward in the quarter, with robust organic growth and a nice tuck-in acquisition. The investment portfolio returned 1.4% in the quarter, a good result and the primary driver of ABVPS growth. Tax reform had no impact on our ABVPS. For the year, we returned $724 million in capital to shareholders through share repurchases, retiring 18% of the shares outstanding in the process. We ended 2017 with $2.1 billion in undeployed capital. We continue to pursue new opportunities with energy, rigor and discipline.”

Comprehensive income attributable to common shareholders was $23 million and $631 million in the fourth quarter and year ended December 31, 2017, compared to comprehensive income (loss) attributable to common shareholders of $(39) million and $547 million in the fourth quarter and year ended December 31, 2016. Net income attributable to common shareholders was $23 million and $627 million in the fourth quarter and year ended December 31, 2017, compared to net income (loss) attributable to common shareholders of $(39) million and $402 million in the fourth quarter and year ended December 31, 2016.

HG Global/BAM

BAM insured municipal bonds with par value of $3.3 billion and $10.4 billion in the fourth quarter and year ended December 31, 2017, compared to $2.8 billion and $11.3 billion in the fourth quarter and year ended December 31, 2016.  Gross written premiums and member surplus contributions totaled $33 million and $101 million in the fourth quarter and year ended December 31, 2017, compared to $24 million and $77 million in the fourth quarter and year ended December 31, 2016. Total pricing, which is premiums plus member surplus contributions weighted by the par value of bonds insured, was 99 basis points in both the fourth quarter and year ended December 31, 2017, compared to 84 and 68 basis points in the fourth quarter and year ended December 31, 2016. BAM’s total claims paying resources increased $65 million to $708 million in the year ended December 31, 2017, compared to an increase of $43 million to $644 million in the year ended December 31, 2016.

Seán McCarthy, CEO of BAM, said, “BAM had a strong quarter to close out a solid year. Claims-paying resources grew in every quarter of 2017, driven by increases in total premiums, improvements in risk-adjusted pricing, and larger average transaction size. Volatile market conditions in the fourth quarter highlighted the value of our guaranty to a wide range of retail and institutional investors. During the quarter, BAM paid $5 million of principal and interest in cash on the surplus notes held by HG Global.”

HG Global reported pre-tax income of $5 million and $26 million in the fourth quarter and year ended December 31, 2017, compared to pre-tax income of $4 million and $22 million in the fourth quarter and the year ended December 31, 2016. White Mountains reported GAAP pre-tax loss related to BAM of $14 million and $50 million in the fourth quarter and year ended December 31, 2017, compared to GAAP pre-tax loss of $19 million and $49 million in the fourth quarter and year ended December 31, 2016.

BAM is a mutual insurance company that is owned by its members.  BAM’s results are consolidated into White Mountains’s GAAP financial statements and attributed to non-controlling interests.

MediaAlpha

MediaAlpha reported pre-tax income of $3 million in the fourth quarter and break-even results in the year ended December 31, 2017, compared to pre-tax loss of $2 million and $4 million in the fourth quarter and year ended December 31, 2016. MediaAlpha reported revenues of $62 million and $163 million in the fourth quarter and year ended December 31, 2017, compared to $28 million and $117 million in the fourth quarter and year ended December 31, 2016.

MediaAlpha’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) was $7 million and $11 million in the fourth quarter and year ended December 31, 2017, compared to $1 million and $7 million in the fourth quarter and the year ended December 31, 2016. The increases in pre-tax income, revenues and EBITDA for both periods were primarily driven by growth in the Health, Medicare and Life and the P&C verticals.

On October 5, 2017, MediaAlpha acquired certain assets associated with the Health, Medicare and Life insurance business of Healthplans.com. The acquired assets include domain names, advertiser and publisher relationships, traffic acquisition accounts, and owned and operated websites. During the fourth quarter of 2017, which includes the annual open enrollment period for Health and Medicare coverages, business from the acquired assets contributed $15 million of revenues and $2 million of both pre-tax income and EBITDA.

Other Operations

White Mountains’s Other Operations segment reported pre-tax income of $11 million and $32 million in the fourth quarter and year ended December 31, 2017, compared to pre-tax loss of $58 million and $117 million in the fourth quarter and year ended December 31, 2016. The improved results were driven primarily by strong equity returns in the 2017 periods. Net realized and unrealized gains were $33 million and $133 million in the fourth quarter and year ended December 31, 2017, compared to net realized and unrealized losses of $47 million and $28 million in the fourth quarter and year ended December 31, 2016. Net investment income was $13 million and $44 million in the fourth quarter and year ended December 31, 2017, compared to $12 million and $23 million in the fourth quarter and year ended December 31, 2016.

On January 24, 2018, White Mountains closed its previously announced acquisition of a 50% equity stake in DavidShield, its joint venture partner in PassportCard, and a provider of expatriate medical and other accident and health insurance coverages.

On February 5, 2018, White Mountains entered into an agreement to invest up to $125 million in Kudu Investment Management, LLC, a capital provider to asset management and wealth management firms.

Share Repurchases

For the year ended December 31, 2017, White Mountains repurchased and retired 832,725 of its common shares for $724 million at an average share price of $869, or approximately 95% of White Mountains’s December 31, 2017 adjusted book value per share. White Mountains had 3.750 million shares outstanding at December 31, 2017. White Mountains did not repurchase any of its common shares during the fourth quarter of 2017 and finished 2017 with $2.1 billion in undeployed capital.

Investment Activities

The GAAP total return on invested assets was 1.4% and 5.6% for the fourth quarter and year ended December 31, 2017 compared to -0.9% and 2.7% for the fourth quarter and year ended December 31, 2016.

Mark Plourde, Managing Director of White Mountains Advisors, said, “The total portfolio posted good returns for the quarter and the year. Our portfolio was well positioned for the bond market retreat and the continued equity market rally in the fourth quarter.  The fixed income portfolio returned 3.5% for the year, outperforming the longer duration Bloomberg Barclays Intermediate Aggregate Index.  Our portfolio of common stocks and ETFs returned 20.1% for the year, a strong absolute result but just behind the S&P 500 Index.  Other long-term investments were down -5.8% for the year, principally driven by losses on currency hedges and certain private capital investments.”

Additional Information

Beginning in the fourth quarter of 2017, White Mountains presents Financial Guarantee (HG Global/BAM), Insurance & Advertising Technology (MediaAlpha) and Other as separate industries in its balance sheet and statement of operations.

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-K on or before March 1, 2018 with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	December 31, 2017	September 30, 2017	December 31, 2016
Assets
Financial Guarantee (HG Global/BAM)
Fixed maturity investments	$623.6	$631.4	$585.2
Short-term investments	69.8	75.8	44.5
Total investments	693.4	707.2	629.7
Cash	25.6	19.2	27.0
Insurance premiums receivable	4.5	4.5	1.6
Deferred acquisition costs	14.8	14.1	10.6
Accrued investment income	3.4	3.3	2.9
Accounts receivable on unsettled investment sales	.1	12.5	—
Other assets	5.6	5.0	5.8
Total Financial Guarantee assets	747.4	765.8	677.6

Insurance & Advertising Technology (MediaAlpha)
Cash	9.1	5.3	1.7
Goodwill and other intangible assets	53.7	29.3	36.6
Accounts receivable from publishers and advertisers	32.4	21.6	18.4
Other assets	1.3	.9	.9
Total Insurance & Advertising Technology assets	96.5	57.1	57.6

Other
Fixed maturity investments	1,506.1	858.6	1,495.9
Short-term investments	106.3	710.7	130.4
Common equity securities	866.1	774.4	285.6
Other long-term investments	208.8	229.6	172.8
Total investments	2,687.3	2,573.3	2,084.7
Cash	62.4	24.1	51.5
Accrued investment income	13.9	12.1	11.9
Accounts receivable on unsettled investment sales	20.9	177.6	4.8
Goodwill and other intangible assets	8.4	8.5	8.6
Other assets	19.1	11.7	17.1
Assets held for sale - OneBeacon	—	—	3,589.4
Assets held for sale - Other	3.3	6.9	17.0
Total Other assets	2,815.3	2,814.2	5,785.0
Total assets	$3,659.2	$3,637.1	$6,520.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	December 31, 2017	September 30, 2017	December 31, 2016
Liabilities
Financial Guarantee (HG Global/BAM)
Unearned insurance premiums	$136.8	$118.5	$82.9
Accrued incentive compensation	18.2	14.0	16.6
Accounts payable on unsettled investment purchases	.6	44.1	—
Other liabilities	11.4	10.8	9.4
Total Financial Guarantee liabilities	167.0	187.4	108.9

Insurance & Advertising Technology (MediaAlpha)
Debt	23.8	9.4	12.7
Amounts due to publishers and advertisers	31.6	21.4	13.0
Accrued incentive compensation	2.0	1.0	—
Other liabilities	2.4	1.5	2.6
Total Insurance & Advertising Technology liabilities	59.8	33.3	28.3

Other
Accrued incentive compensation	60.6	61.9	79.1
Accounts payable on unsettled investment purchases	—	5.6	—
Other liabilities	11.0	11.7	18.6
Liabilities held for sale - OneBeacon	—	—	2,564.2
Liabilities held for sale - Other	—	—	5.1
Total Other liabilities	71.6	79.2	2,667.0
Total liabilities	298.4	299.9	2,804.2

Equity
White Mountains's common shareholder's equity
White Mountains’s common shares and paid-in surplus	670.6	669.3	810.7
Retained earnings	2,823.2	2,800.8	2,776.6
Accumulated other comprehensive loss, after tax:
Net unrealized foreign currency translation losses	(1.3)	(1.3)	(1.4)
Accumulated other comprehensive loss from net change in benefit plan assets and obligations	—	—	(3.2)
Total White Mountains’s common shareholders’ equity	3,492.5	3,468.8	3,582.7
Non-controlling interests	(131.7)	(131.6)	133.3
Total equity	3,360.8	3,337.2	3,716.0
Total liabilities and equity	$3,659.2	$3,637.1	$6,520.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	December 31, 2017	September 30, 2017	December 31, 2016	September 30, 2016
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$3,492.5	$3,468.8	$3,582.7	$3,637.0
Future proceeds from options (1)	—	—	29.7	89.0
Time-value of money discount on expected future payments on the BAM Surplus Notes (2)	(157.0)	(161.8)	N/A	N/A
HG Global’s unearned premium reserve (2)	103.9	88.4	N/A	N/A
HG Global’s net deferred acquisition costs (2)	(24.3)	(19.6)	N/A	N/A
Adjusted book value per share numerator	$3,415.1	$3,375.8	$3,612.4	$3,726.0
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	3,750.2	3,750.0	4,563.8	4,578.7
Unearned restricted common shares	(16.8)	(22.7)	(25.9)	(31.8)
Options assumed issued (1)	—	—	40.0	120.0
Adjusted book value per share denominator	3,733.4	3,727.3	4,577.9	4,666.9
GAAP book value per share	$931.30	$925.04	$785.01	$794.33
Adjusted book value per share	$914.75	$905.72	$789.08	$798.40

(1) Adjusted book value per share at December 31, 2016 and September 30, 2016 includes the impact of non-qualified stock options that were exercisable for $742 per common share. All non-qualified options were exercised prior to their expiration date of January 20, 2017.

(2) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.
	December 31, 2017	September 30, 2017	December 31, 2016	September 30, 2016

Quarter-to-date change in GAAP book value per share, including dividends:	0.7%	16.9%	(1.2)%	2.1%
Quarter-to-date change in adjusted book value per share, including dividends:	1.0%	17.1%	(1.2)%	2.1%
Year-to-date change in GAAP book value per share, including dividends:	18.8%	18.0%	13.2%	14.6%
Year-to-date change in adjusted book value per share, including dividends:	16.1%	14.9%	13.3%	14.7%
Year-to-date dividends per share	$1.00	$1.00	$1.00	$1.00

	December 31, 2017	September 30, 2017	December 31, 2016	September 30, 2016
Summary of goodwill and other intangible assets (in millions):
Goodwill:
MediaAlpha	$18.3	$18.3	$18.3	$18.3
Buzzmove	7.6	7.6	7.6	7.6
Total goodwill	25.9	25.9	25.9	25.9

Other intangible assets:
MediaAlpha	35.4	11.0	18.3	20.7
Buzzmove	.8	.9	1.0	1.1
Total other intangible assets	36.2	11.9	19.3	21.8

Total goodwill and other intangible assets	62.1	37.8	45.2	47.7

Goodwill and other intangible assets held for sale	—	—	1.2	6.7

Goodwill and other intangible assets attributed to non-controlling interests	(21.1)	(13.7)	(17.1)	(18.2)

Goodwill and other intangible assets included in White Mountains's common shareholders' equity	$41.0	$24.1	$29.3	$36.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenues:
Financial Guarantee (HG Global/BAM)
Earned insurance premiums	$2.8	$1.8	$9.4	$5.9
Net investment income	3.4	2.3	12.3	9.0
Net realized and unrealized (losses) gains	(2.6)	(8.1)	.6	.7
Other revenues	.2	.3	1.0	1.1
Total Financial Guarantee revenues	3.8	(3.7)	23.3	16.7
Insurance & Advertising Technology (MediaAlpha)
Advertising & commission revenues	62.0	28.1	163.2	116.5
Total Insurance & Advertising Technology revenues	62.0	28.1	163.2	116.5
Other
Earned insurance premiums	—	1.4	1.0	7.5
Net investment income	12.9	11.6	43.7	23.1
Net realized and unrealized gains (losses)	33.4	(46.5)	132.7	(28.1)
Advertising & commission revenues	1.1	.6	3.8	1.8
Other revenues	.8	3.0	6.1	20.2
Total Other revenues	48.2	(29.9)	187.3	24.5
Total revenues	114.0	(5.5)	373.8	157.7
Expenses:
Financial Guarantee (HG Global/BAM)
Insurance acquisition expenses	1.0	.9	4.0	3.4
Other underwriting expenses	.1	.1	.4	.4
General and administrative expenses	11.4	10.1	42.9	39.6
Total Financial Guarantee expenses	12.5	11.1	47.3	43.4
Insurance & Advertising Technology (MediaAlpha)
Cost of sales	49.9	23.8	135.9	97.8
General and administrative expenses	5.5	3.1	16.2	11.8
Amortization of other intangible assets	3.3	2.5	10.5	10.1
Interest expense	.4	.2	1.0	.9
Total Insurance & Advertising Technology expenses	59.1	29.6	163.6	120.6
Other
Loss and loss adjustment expenses	—	1.2	1.1	8.0
Insurance acquisition expenses	—	.3	.1	2.2
Cost of sales	.8	1.3	3.5	4.2
General and administrative expenses	36.2	25.2	148.9	124.1
Amortization of other intangible assets	.1	.1	.2	.4
Interest expense	.1	.2	1.3	2.1
Total Other expenses	37.2	28.3	155.1	141.0
Total expenses	108.8	69.0	366.0	305.0
Pre-tax income (loss) from continuing operations	5.2	(74.5)	7.8	(147.3)
Income tax benefit	2.5	10.2	7.8	32.9
Net income (loss) from continuing operations	7.7	(64.3)	15.6	(114.4)
Gain from sale of OneBeacon	—	—	554.5	—
Gain from sale of other discontinued operations, net of tax	4.3	.6	2.5	415.1
Net income from discontinued operations, net of tax	—	7.4	20.5	108.3
Net income (loss)	12.0	(56.3)	593.1	409.0
Net loss (income) attributable to non-controlling interests	10.5	17.4	34.1	(7.2)
Net income (loss) attributable to White Mountains’s common shareholders	22.5	(38.9)	627.2	401.8
Other comprehensive income (loss), net of tax	.1	(.3)	.3	(.7)
Comprehensive income from discontinued operations, net of tax	—	.5	3.2	146.3
Comprehensive income (loss)	22.6	(38.7)	630.7	547.4
Other comprehensive income attributable to non-controlling interests	(.1)	(.4)	(.2)	(.3)
Comprehensive income (loss) attributable to White Mountains’s common shareholders	$22.5	$(39.1)	$630.5	$547.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended December 31, 2017	HG Global/BAM
	HG Global	BAM	MediaAlpha	Other	Total
Revenues:
Earned insurance premiums	$2.1	$.7	$—	$—	$2.8
Net investment income	.9	2.5	—	12.9	16.3
Net investment income (loss) - BAM surplus note interest	4.7	(4.7)	—	—	—
Net realized and unrealized investment (losses) gains	(1.6)	(1.0)	—	33.4	30.8
Advertising and commission revenues	—	—	62.0	1.1	63.1
Other revenue	—	.2	—	.8	1.0

Total revenues	6.1	(2.3)	62.0	48.2	114.0
Expenses:
Insurance acquisition expenses	.5	.5	—	—	1.0
Other underwriting expenses	—	.1	—	—	.1
Cost of sales	—	—	49.9	.8	50.7
General and administrative expenses	.2	11.2	5.5	36.2	53.1
Amortization of other intangible assets	—	—	3.3	.1	3.4
Interest expense	—	—	.4	.1	.5

Total expenses	.7	11.8	59.1	37.2	108.8

Pre-tax income (loss)	$5.4	$(14.1)	$2.9	$11.0	$5.2

For the Three Months Ended December 31, 2016	HG Global/BAM
	HG Global	BAM	MediaAlpha	Other	Total
Revenues:
Earned insurance premiums	$1.3	$.5	$—	$1.4	$3.2
Net investment income	.6	1.7	—	11.6	13.9
Net investment income (loss) - BAM surplus note interest	4.4	(4.4)	—	—	—
Net realized and unrealized investment losses	(2.2)	(5.9)	—	(46.5)	(54.6)
Advertising and commission revenues	—	—	28.1	.6	28.7
Other revenue	—	.3	—	3.0	3.3

Total revenues	4.1	(7.8)	28.1	(29.9)	(5.5)
Expenses:
Loss and loss adjustment expenses	—	—	—	1.2	1.2
Insurance acquisition expenses	.3	.6	—	.3	1.2
Other underwriting expenses	—	.1	—	—	.1
Cost of sales	—	—	23.8	1.3	25.1
General and administrative expenses	—	10.1	3.1	25.2	38.4
Amortization of other intangible assets	—	—	2.5	.1	2.6
Interest expense	—	—	.2	.2	.4

Total expenses	.3	10.8	29.6	28.3	69.0

Pre-tax income (loss)	$3.8	$(18.6)	$(1.5)	$(58.2)	$(74.5)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Twelve Months Ended December 31, 2017	HG Global/BAM
	HG Global	BAM	MediaAlpha	Other	Total
Revenues:
Earned insurance premiums	$7.1	$2.3	$—	$1.0	$10.4
Net investment income	3.3	9.0	—	43.7	56.0
Net investment income (loss) - BAM surplus note interest	19.0	(19.0)	—	—	—
Net realized and unrealized investment (losses) gains	(1.2)	1.8	—	132.7	133.3
Advertising and commission revenues	—	—	163.2	3.8	167.0
Other revenue	—	1.0	—	6.1	7.1

Total revenues	28.2	(4.9)	163.2	187.3	373.8
Expenses:
Loss and loss adjustment expenses	—	—	—	1.1	1.1
Insurance acquisition expenses	1.5	2.5	—	.1	4.1
Other underwriting expenses	—	.4	—	—	.4
Cost of sales	—	—	135.9	3.5	139.4
General and administrative expenses	1.0	41.9	16.2	148.9	208.0
Amortization of other intangible assets	—	—	10.5	.2	10.7
Interest expense	—	—	1.0	1.3	2.3

Total expenses	2.5	44.8	163.6	155.1	366.0

Pre-tax income (loss)	$25.7	$(49.7)	$(.4)	$32.2	$7.8

For the Twelve Months Ended December 31, 2016	HG Global/BAM
	HG Global	BAM	MediaAlpha	Other	Total
Revenues:
Earned insurance premiums	$4.4	$1.5	$—	$7.5	$13.4
Net investment income	2.2	6.8	—	23.1	32.1
Net investment income (loss) - BAM surplus note interest	17.8	(17.8)	—	—	—
Net realized and unrealized investment gains	.1	.6	—	(28.1)	(27.4)
Advertising and commission revenues	—	—	116.5	1.8	118.3
Other revenue	—	1.1	—	20.2	21.3

Total revenues	24.5	(7.8)	116.5	24.5	157.7
Expenses:
Loss and loss adjustment expenses	—	—	—	8.0	8.0
Insurance acquisition expenses	.9	2.5	—	2.2	5.6
Other underwriting expenses	—	.4	—	—	.4
Cost of sales	—	—	97.8	4.2	102.0
General and administrative expenses	1.4	38.2	11.8	124.1	175.5
Amortization of other intangible assets	—	—	10.1	.4	10.5
Interest expense	—	—	.9	2.1	3.0

Total expenses	2.3	41.1	120.6	141.0	305.0

Pre-tax income (loss)	$22.2	$(48.9)	$(4.1)	$(116.5)	$(147.3)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
(millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
BAM	2017	2016	2017	2016
Gross par value of primary market policies issued	$3,145.7	$2,419.1	$9,633.5	$10,336.1
Gross par value of secondary market policies issued	165.6	393.0	793.2	967.2
Total gross par value of market policies issued	$3,311.3	$2,812.1	$10,426.7	$11,303.3

Gross written premiums	$21.2	$13.7	$63.2	$38.6
Member surplus contributions collected	11.7	9.8	37.4	38.0
Total gross written premiums and member surplus contributions	$32.9	$23.5	$100.6	$76.6
Total pricing (1)	99 bps	84 bps	99 bps	68 bps
(1) Total pricing also includes the present value of future installment member surplus contributions not yet collected of $2.8 for the twelve months ended December 31, 2017.

	As of December 31, 2017	As of December 31, 2016
Policyholders’ surplus	$427.3	$431.5
Contingency reserve	34.8	22.7
Qualified statutory capital	462.1	454.2
Statutory net unearned premiums	30.5	23.2
Present value of future installment premiums and member surplus contributions	9.0	3.3
Collateral trusts	206.8	163.0
Claims paying resources	$708.4	$643.7

	Three Months Ended December 31,		Twelve Months Ended December 31,
HG Global	2017	2016	2017	2016
Net written premiums	$18.2	$9.2	$53.6	$27.2
Earned premiums	$2.1	$1.3	$7.1	$4.4

	As of December 31, 2017	As of December 31, 2016
Unearned premiums	$107.2	$60.7
Deferred acquisition costs	$25.1	$11.0

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (continued)
(millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
MediaAlpha	2017	2016	2017	2016
Advertising and commission revenues	$62.0	$28.1	$163.2	$116.5
Cost of sales	49.9	23.8	135.9	97.8
Gross profit	12.1	4.3	27.3	18.7
General and administrative expenses	5.5	3.1	16.2	11.8
Amortization of other intangible assets	3.3	2.5	10.5	10.1
Interest expense	.4	.2	1.0	.9
GAAP pre-tax income (loss)	2.9	(1.5)	(.4)	(4.1)
Income tax expense	—	—	—	—
GAAP net income (loss)	2.9	(1.5)	(.4)	(4.1)

Add back:
Interest expense	.4	.2	1.0	.9
Income tax expense	—	—	—	—
General and administrative expenses - depreciation	.1	—	.2	.1
Amortization of other intangible assets	3.3	2.5	10.5	10.1
EBITDA	$6.7	$1.2	$11.3	$7.0

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Income per share attributable to White Mountains’s common shareholders	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Basic income (loss) per share
Continuing operations	$4.85	$(10.27)	$11.56	$(24.26)
Discontinued operations	1.15	1.75	134.50	104.37
Total consolidated operations	$6.00	$(8.52)	$146.06	$80.11

Diluted income (loss) per share
Continuing operations	$4.85	$(10.27)	$11.56	$(24.26)
Discontinued operations	1.15	1.75	134.50	104.32
Total consolidated operations	$6.00	$(8.52)	$146.06	$80.06
Dividends declared per White Mountains’s common share	$—	$—	$1.00	$1.00

Regulation G

This earnings release includes two non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.

•
Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the expected timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global.

Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest, was estimated to be $167 million and $162 million less than the nominal GAAP carrying values as of September 30, 2017 and December 31, 2017, respectively.

The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $71 million and $82 million as of September 30, 2017 and December 31, 2017, respectively.

White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted (i) to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized and (ii) to include the dilutive effects of outstanding non-qualified options for periods prior to January 20, 2017, the expiration date of the non-qualified options.

The reconciliation of GAAP book value per share to adjusted book value per share is included on page 6.

•
In the second quarter of 2017, MediaAlpha became a reportable segment, and White Mountains has included MediaAlpha’s EBITDA calculation as a non-GAAP financial measure. EBITDA is defined as net income (loss) excluding interest expense on debt, income tax benefit (expense), depreciation and amortization. White Mountains believes that this non-GAAP financial measure is useful to management and investors in analyzing MediaAlpha’s economic performance without the effects of interest rates, levels of debt, effective tax rates, or depreciation and amortization primarily resulting from purchase accounting. In addition, White Mountains believes that investors use EBITDA as a supplemental measurement to evaluate the overall operating performance of companies within the same industry. See page 11 for the reconciliation of MediaAlpha’s GAAP net loss to EBITDA.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•	change in adjusted book value per share or return on equity;

•	business strategy;

•	financial and operating targets or plans;

•	incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•	expansion and growth of its business and operations; and

•	future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•
the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed February 27, 2017;

•	claims arising from catastrophic events, such as hurricanes, earthquakes, floods, fires, terrorist attacks or severe winter weather;

•	the continued availability of capital and financing;

•	general economic, market or business conditions;

•	business opportunities (or lack thereof) that may be presented to it and pursued;

•	competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•	changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers;

•	an economic downturn or other economic conditions adversely affecting its financial position;

•	recorded loss reserves subsequently proving to have been inadequate;

•	actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch; and

•	other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.